Exhibit 99.2

Our 69% Interest in Apco

• ARGENTINA

•        All Apco’s interests are non-operated

•        Apco is funded by its internally generated cash flow – no domestic cash sent to Apco

•        WPX owns ~ 20.3 million shares of Apco Oil and Gas International Inc. (NASDAQ: APAGF)

•        Ralph Hill is Apco’s Chairman and CEO

Neuquén Basin
- Entre Lomas	96,000 net acres
- Bajada del Palo	59,000 net acres
- Agua Amarga	37,000 net acres
- Coiròn Amargo	45,000 net acres
- Charco del Palenque	12,000 net acres
249,000 net acres
- Neuquén acreage located in Vaca Muerta Shale
Other - Acambuco – 4,000 net acres - TDF Concessions (Río Cullen, Las Violates, Angostura) – 120,000 net acres - Sur Río Deseado Este – 58,000 net acres

• COLOMBIA		Reserve/Production Profile
- Llano 32 – 22,000 net acres		Proved Reserves (12/31/2011)
- Llanos 40 – 82,000 net acres		Gas (Bcf)	79.9
- Turpial – 50,000 net acres		Oil (MMbbls)	17.2
		Total Proved Reserves (Bcfe)	183.3

		Production (FYE 12/31/2011)
		Gas (Bcf)	8.7
		Oil (MMbbls)	2.2
		Total Production (Bcfe)	21.9

Apco Operational Update

•	2012 1Q Update

-	Development drilling progressing as planned; primarily in Entre Lomas and Bajada del Palo concessions
-	Commence exploration drilling in Colombia in this quarter (Llanos 32)
-	Actively investigation Vaca Muerta in Coirón Amargo

•	2012 Operational Strategy

-	Continue field development and conventional exploration in our existing properties
-	Investigate Vaca Muerta, Molles and Lotena formations in core area in the Neuquén basin
•	Committed to drill 3 wells in the Tordillo/Vaca Muerta formation
-	Secure concession extensions from the provinces of Río Negro and Tierra del Fuego
-	Fulfill exploration commitments in Colombia